ULTRA CHEM GROUP COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015, AND INDEPENDENT AUDITORS' REPORT

Ultra Chem Group Independent Auditors’ Report and Financial Statements 2016 and 2015 Table of Contents Page Independent Auditor’s Report 1 Combined Balance Sheets 2 Combined Statements of Income and Other Comprehensive Income 3 Combined Statements of Stockholders' Equity 4 Combined Statements of Cash Flows 5 Notes to the Combined Financial Statements 7

PKF México T: +52 (55) 5901 3900 | www.pkfmexico.com PKF México | Boulevard Manuel Ávila Camacho No. 184 Piso 6 | Col. Reforma Social | 11650 Ciudad de México Contadores y Asesores de Negocios PKF México, S.C. y/o PKF México Williams y Cía., S.C. es miembro de PKF International Limited, una asociación de firmas miembro legalmente independientes, y no acepta ninguna responsabilidad por las acciones o inacciones de parte de cualquier otra firma miembro. Contadores y Asesores de Negocios PKF México, S.C. y/o PKF México Williams y Cía., S.C. is member of PKF International Limited, an association of legally independent firms, and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firms. Independent Auditor’s Report To the Board of Directors and Stockholders of Ultrachem Group: We have audited the accompanying combined balance sheets of Ultrachem Group as of December 31, 2016 and 2015, and the related combined statements of income and other comprehensive income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the auditing standards generally accepted in the United States of America (USGAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ultrachem Group at December 31, 2016 and 2015, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Contadores y Asesores de Negocios PKF México, S.C. Javier Durán Robles Audit Partner Mexico City March 31, 2017

2 Ultra Chem Group Combined Balance Sheets As of December 31, 2016 and 2015 (In U.S. dollars) Assets 2016 2015 Current assets: Cash and cash equivalents $ 291,742 $ 176,906 Accounts receivable – Net of allowance of doubtful accounts of $724,646 and $450,435 for fiscal years ended December 31, 2016 and 2015, respectively (note 3) 12,885,454 10,803,905 Other receivables 1,749 85,424 Recoverable taxes (note 5) 831,784 869,408 Inventories (note 6) 8,605,713 7,365,117 Advanced payments 176,134 189,157 Total current assets 22,792,576 19,489,917 Non-current assets: Machinery and equipment – Net (note 7) 347,898 378,597 Deferred income taxes (note 11) 256,172 172,563 Total non-current assets 604,070 551,160 Total assets $ 23,396,646 $ 20,041,077 Liabilities and stockholders' equity Current liabilities: Short-term borrowing (note 8) $ - $ 437,119 Current portion of long-term borrowing (note 8) 74,204 - Accounts payable 10,344,957 9,885,096 Other payables 80,644 254,450 Accrued liabilities 1,070 1,714 Income taxes payable (note 11) 1,239,281 1,107,550 Statutory employee profit sharing 42,255 42,956 VAT due pending collection 1,826,146 1,589,534 Total current liabilities 13,608,557 13,318,419 Long-term borrowing (note 8) 98,937 - Employee benefits (note 9) 86,515 82,028 Contingencies (note 12) - - Total Liabilities $ 13,794,009 $ 13,400,447 Stockholders' equity: Common stock (note 10) 1,112,664 1,112,664 Accumulated other comprehensive loss (263,293) (158,145) Retained earnings 4,954,960 3,902,910 Income for the year 3,798,306 1,783,201 Total stockholders' equity 9,602,637 6,640,630 Total liabilities and stockholders’ equity $ 23,396,646 $ 20,041,077 The accompanying notes are an integral part of these combined financial statements.

3 Ultra Chem Group Combined Statements of Income and Comprehensive Income For the years ended December 31, 2016 and 2015 (In U.S. dollars) 2016 2015 Net sales $ 61,775,443 $ 56,669,215 Cost of sales 50,111,808 47,073,137 Gross profit 11,663,635 9,596,078 General expenses 822,937 782,257 Administrative expenses 2,804,078 2,993,984 Operating expenses 1,237,649 1,810,702 Operating income 6,798,971 4,009,135 Other income (expense): Interest expense – Net (140,907) (119,821) Other income - Net 229,774 284,880 Foreign currency exchange loss – Net (955,537) (1,167,278) Income before income taxes 5,932,301 3,006,916 Income taxes (note 11) 2,133,995 1,223,715 Net income $ 3,798,306 $ 1,783,201 Other comprehensive loss (the tax effects for each component is not material) Foreign currency translation adjustment (102,309) (96,835) Employee benefits (2,839) 260 Total comprehensive income $ 3,693,158 $ 1,686,626 The accompanying notes are an integral part of these combined financial statements.

4 Ultra Chem Group Combined Statements of Stockholders' Equity For the years ended December 31, 2016 and 2015 (In U.S. dollars) Common Stock Retained Earnings Accumulated Other Comprehensive Loss Total Stockholders' Equity January 1, 2015 $ 1,103,922 $ 4,421,948 $ (61,570) $ 5,464,300 Capital contribution 8,742 - - 8,742 Comprehensive income: Net income - 1,783,201 - 1,783,201 Accumulated other comprehensive loss - - (96,575) (96,575) Dividends paid - (519,038) - (519,038) December 31, 2015 1,112,664 5,686,111 (158,145) 6,640,630 Comprehensive income: Net income - 3,798,306 - 3,798,306 Accumulated other comprehensive loss - - (105,148) (105,148) Dividends paid - (731,151) - (731,151) December 31,2016 $ 1,112,664 $ 8,753,266 $ (263,293) $ 9,602,637 The accompanying notes are an integral part of these combined financial statements.

5 Ultra Chem Group Combined Statements of Cash Flows For the years ended December 31, 2016 and 2015 (In U.S. dollars) 2016 2015 Cash flows from operating activities: Net income $ 3,798,306 $ 1,783,201 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 119,828 114,239 Machinery and equipment write-offs - 35,689 Allowance for doubtful accounts 406,375 - Accounts receivable write-offs 29,963 216,630 Inventories write-offs 92,368 221,098 Employee benefits 16,444 14,636 Gain on the sale of machinery and equipment (5,568) - Deferred income taxes (88,131) (4,391) Changes in operating assets and liabilities: Accounts receivable (2,587,163) (1,516,983) Other receivables 92,137 5,330 Recoverable taxes 30,410 259,033 Guarantee deposits - (2,577) Advance payments (457) (7,158) Inventories (1,350,869) 578,529 Accounts payable 1,114,076 (859,125) Other payables (6,861) 18,761 Accrued liabilities 64,087 465,236 Income taxes payable 260,177 581,056 Statutory employee profit sharing 6,868 26,843 Net cash provided by operating activities 1,991,990 1,930,047 Cash flows from investing activities: Proceeds from the sale of machinery and equipment 32,662 - Acquisitions of machinery and equipment (141,115) (224,969) Net cash used in investing activities (108,453) (224,969) Cash flows from financing activities: Capital contributions - 8,742 Proceeds from notes payable 11,892,151 164,465 Repayments of notes payable (12,124,776) (1,128,019) Dividends paid (731,151) (519,038) Net cash used in financing activities (963,776) (1,473,850)

6 Ultra Chem Group Combined Statements of Cash Flows For the years ended December 31, 2016 and 2015 (In U.S. dollars) 2016 2015 Effect of exchange rate changes on cash and cash equivalents (804,925) (140,558) Increase in cash and cash equivalents 114,836 90,670 Cash and cash equivalents - Beginning of year 176,906 86,236 Cash and cash equivalents - End of year $ 291,742 $ 176,906 Supplemental disclosures of cash flow information: Interest paid $ 140,380 $ 120,557 Income taxes paid $ 1,392,427 $ 611,003 The accompanying notes are an integral part of these combined financial statements

7 Ultra Chem Group Notes to the Combined Financial Statements As of and for the years ended December 31, 2016 and 2015 (Amounts in tables are in U.S. dollars) 1. Basis of Presentation and Nature of Operations Basis of Presentation - The accompanying combined financial statements present the financial position of Ultra Chem, S de R.L. de C.V., together with its subsidiaries Ultra Chem Costa Rica Ltda. and Ultra Chem Centroamerica, S.A. (“Ultra Chem”), Global Chem, S de R.L. de C.V. (“Global Chem”), and Chem Servicios, S de R.L. de C.V. (“Chem Servicios”) (together on a combined basis, "Ultra Chem Group") as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended. In these notes to our combined financial statements, the terms "Companies," "we," "our," and "us" refer to Ultra Chem, S de R.L. de C.V. and subsidiaries, Global Chem, S de R.L. de C.V., and Chem Servicios, S de R.L. de C.V. on a combined basis, as the context may require. Ultra Chem, S de R.L. de C.V. was formed as a limited liability company on May 23, 2000, pursuant to and in accordance with the Act. N. 50,791. Global Chem, S de R.L. de C.V. was formed as a limited liability company on March 28, 2007, pursuant to and in accordance with the Act. N. 130,637. Chem Servicios, S de R.L. de C.V. was formed as a limited liability company on March 7, 2007, pursuant to and in accordance with the Act. N.130,558. Ultra Chem Costa Rica, Ltda. was formed as a limited liability corporation, of which Ultra Chem, S de R.L. de C.V. owns 99.99%. Ultra Chem Centroamerica, S.A. was formed as a corporation, of which Ultra Chem, S de R.L. de C.V. owns 100%. Our fiscal year end is December 31. Nature of Operations - Ultra Chem is a distributor of chemicals and plastics in Mexico, United States, Costa Rica and Guatemala. In connection with the distribution of chemicals products, Ultra Chem provides value- added services such as custom blending, packaging and re-packaging and private-label manufacturing. Global Chem manufactures chemicals and plastics and sells mainly to Ultra Chem their products within Mexico. Chem Servicios provides personnel and management services to Ultra Chem and Global Chem. 2. Significant Accounting Policies and Recent Accounting Pronouncements Significant Accounting Policies Principles of Combination – The accompanying combined financial statements include all the accounts of the Companies with significant intercompany transactions and balances having been eliminated upon combination. Use of Estimates – Our combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the amounts reported and disclosed in our combined financial statements. We provide allowances for doubtful accounts, which are based upon a specific review of certain outstanding receivables and consider factors such as customer credit, historical and recent transactions with the customers. In determining the amounts of the allowances, we are required to make certain estimates and assumptions. Accruals for potential liabilities related to any lawsuits or claims brought against us, determination of fair value of financial instruments, calculation of income tax assets, income tax liabilities and uncertain tax positions, valuation allowance on deferred tax assets, as well as other liabilities, require that we apply significant judgment in determining the appropriate assumptions for use in the calculation of financial estimates. We also must estimate the useful lives assigned to our assets. Actual results may differ from these estimates and assumptions. Fair Value Measurements - In accordance with the authoritative guidance on fair value measurements and disclosures, Ultra Chem Group measures nonfinancial assets and liabilities subject to nonrecurring measurement and financial assets and liabilities subject to recurring measurement based on a hierarchy that

8 prioritizes inputs to valuation techniques used to measure the fair value. Inputs used in determining fair value should be from the highest level available in the following hierarchy: Level 1 - Inputs based on quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access Level 2 - Inputs based on quoted prices for similar assets or liabilities, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities Level 3 - Inputs are unobservable for the asset or liability and typically based on an entity's own assumptions as there is little, if any, related market activity At December 31, 2016 and 2015, the Companies had assets that under certain conditions would be subject to measurement at fair value on a nonrecurring basis, such as long-lived assets subject to fair value measurement when an impairment loss is recorded. Recognition of these assets at their fair value would be determined utilizing Level 3 inputs. Cash and Cash Equivalents – Cash and cash equivalents, mainly consists of bank balances in Mexico in Pesos and U.S. dollars, balances in Guatemala in Quetzales and U.S. dollars, and balances in Costa Rica in Colones and U.S. dollars, and other highly liquid investments with minor risks by change in value. Accounts Receivable and Allowance for Doubtful Accounts - Accounts receivable are recorded net of discounts and allowance for doubtful accounts. The Companies perform ongoing credit evaluations of its customers and generally does not require collateral from them. In the event of the collectability of a receivable is in doubt, we will record an increase in our allowance for doubtful accounts or record a direct write-off of the receivable after exhaustive efforts at collection. Inventories - Inventories are carried at the lower of cost or market using the weighted average cost method. Provisions have been made to reduce excess or obsolete inventories to their estimated market value. Advance payments – Advance payments consists primarily of prepaid insurance, prepaid taxes, prepaid operating supplies and guarantee deposits. Machinery and Equipment - Machinery and equipment is stated at cost and their components are depreciated over the estimated useful lives reported below using the straight-line method. Estimated Useful Lives Furniture and fixtures 10 years Machinery and plant equipment 10 years Vehicles 4 years Computer equipment 3-4 years Improvements 5 years Expenditures for renewals and betterments, which increase the estimated useful life or capacity of the assets, are capitalized. Repairs and maintenance that do not extend the useful life of the asset are expensed as incurred. Gains and losses on dispositions of machinery and equipment are included in costs and expenses in the accompanying combined statements of operations. Leases – Ultra Chem Group leases certain machinery and equipment in the ordinary course of business. The leases are classified as operating leases and are recognized as an expense in the combined statements of operations on a straight-line basis over the lease term. Contingencies- Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Gain contingencies are not recorded until management determines it is certain that the future event will become or does become a reality.

Accumulated Other Comprehensive Loss - Accumulated other comprehensive loss includes unrealized losses relating to employee benefits' actuarial gains and losses. It also includes foreign currency translation adjustments from Mexican Peso to the U.S. dollar, because the functional currency of Global Chem and Chem Servicios is the Mexican Peso.

Revenue Recognition - Revenue generated from our operations is recognized when the benefits are transferred to our customers, which occurs when products are delivered in fulfillment of their orders. Deposits collected in advance are deferred in accrued liabilities and are recognized as revenue when the benefits are transferred to our customers.

Income Taxes - The Ultra Chem Group is subject to Mexican, Guatemalan and Costa Rican income taxes as levied by the respective taxing authority. Realization of future tax benefits related to deferred tax assets is dependent on many factors, including the Ultra Chem Group's ability to generate future taxable income. The valuation allowance is adjusted in the period we determine it is more likely than not that deferred tax assets will or will not be realized.

Foreign currency financial statements - The accompanying combined financial statements, have been adjusted to conform with accounting principles generally accepted in the United States of America (U.S. GAAP) and have been translated into U.S. dollars as discussed below.

The financial statements are translated into US dollars (presentation currency), considering the following methodologies:

Global Chem and Chem Servicios, whose functional currency and local currency is the same (Mexican Peso), convert their financial statements to the presentation currency using the following exchange rates: 1) closing for assets and liabilities; 2) historical for stockholders' equity and 3) the date of accrual for income, costs and expenses. The conversion effects are recorded in other comprehensive income.

Ultra Chem, S. de R.L. de C.V., Ultra Chem Costa Rica Ltda., and Ultra Chem Centroamerica, S.A., whose local currency (Mexican Peso, Costa Rican Colon and Guatemalan Quetzal, respectively), is different from its functional currency (US dollar), convert their financial statements from the local currency to the functional currency, using the following exchange rates: 1) closing for monetary assets and liabilities; 2) historical for non-monetary assets, non-monetary liabilities and stockholders' equity, and 3) the date of accrual for income, costs and expenses, except for those that come from non-monetary items that are converted at the historical exchange rates. The conversion effects, are recorded in the foreign exchange gain (loss).

Relevant exchange rates used in the preparation of the combined financial statements were as follows:

(Mexican Peso per one U.S. dollar)	2016	2015
Current exchange rate as of December 31,	20.66	17.34
Weighted average exchange rate for the year ended December 31,	18.68	15.85
(Costa Rican Colon per one U.S. dollar)		
Current exchange rate as of December 31,	561.10	-
Weighted average exchange rate for the year ended December 31,	551.04	-
(Guatemalan Quetzal per one U.S. dollar)		
Current exchange rate as of December 31,	7.52	-
Weighted average exchange rate for the year ended December 31,	7.60	-

Recent Accounting Pronouncements - In May 2014 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue Recognition (Topic 606) Revenue from Contracts with Customers. This ASU prescribes a single comprehensive model for entities to use in the accounting of revenue arising from contracts with customers and requires expanded disclosures surrounding the Company's revenue transactions. Entities are required to adopt this ASU in annual reporting periods beginning after December 15, 2018 with early adoption permitted only as of annual reporting periods beginning after December 15, 2016. There are two transition options available to entities: the full retrospective approach or the modified retrospective approach. Under the full retrospective approach, the Ultra Chem Group would restate prior periods in compliance with Accounting Standards Codification 250, Accounting Changes and Error Corrections. Alternatively, the Ultra Chem Group may elect the modified retrospective approach, which allows for the new revenue standard to be applied to existing contracts as of the

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10 effective date and record a cumulative catch-up adjustment to retained earnings. The Companies are in the process of evaluating the potential effects of this standard and believes it may have a significant impact on its combined financial statements. In January 2015, the FASB issued ASU 2015-01, Income Statement-Extraordinary and Unusual Items (Subtopic 225-20). The amendments in this ASU eliminate the concept of extraordinary items and will no longer require separate classification of them within the statement of operations. Presentation and disclosure guidance for items that are unusual in nature or occur infrequently are retained and are expanded to include items that are both unusual in nature and infrequently occurring. The guidance in this ASU is effective for fiscal years beginning after December 15, 2015. The adoption of this ASU did not have a material impact on the Companies’ combined financial statements. In November 2015, the FASB issued ASU 2015-17-Income Taxes (Topic 740). Balance Sheet Classification of Deferred Taxes. This ASU requires an entity to classify all deferred tax assets and liabilities as non-current. These amendments are effective for fiscal years beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018, although early adoption is permitted. The Companies adopted this standard during fiscal year 2015. In February 2016, the FASB issued ASU 2016-02-Leases (Topic 842). This ASU requires all leases with terms greater than 12 months, whether finance or operating, to be recorded on the balance sheet, reflecting a liability to make lease payments and a right-to-use asset representing the right to use the underlying asset for the lease term. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will not significantly change from current U.S. GAAP. These amendments are effective for the reporting periods beginning after December 15, 2019 with early adoption permitted. An entity will be required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. The Companies are in the process of evaluating the potential effects of this standard and believes it may have a significant impact on its combined financial statements due, in part, to its substantial number of operating leases. 3. Accounts receivable, net of allowance for doubtful accounts A summary of accounts receivable, net at December 31, 2016 and 2015 was: 2016 2015 Accounts receivable $ 13,610,100 $ 11,254,340 Allowance for doubtful accounts (724,646) (450,435) Accounts receivable, net $ 12,885,454 $ 10,803,905 The Companies directly wrote-off $29,963 and $216,630 of accounts receivable during the fiscal years ended December 31, 2016 and 2015, respectively. During fiscal year 2016, Ultra Chem Group increased the allowance for doubtful accounts by $406,375. 4. Related-party transactions A summary of amounts incurred to related parties during 2016 and 2015 is presented below: 2016 2015 Accounts receivable: Owed from Chem Servicios to Ultra Chem $ 1,702,996 $ 689,647 Owed from Chem Servicios to Global Chem 54,843 207,440 Total $ 1,757,839 $ 897,087

11 Accounts payable Owed to Chem Servicios from Ultra Chem $ 856,175 $ 813,545 Owed to Global Chem from Ultra Chem 147,024 83,542 Owed to Ultra Chem from Global Chem 754,640 - Total $ 1,757,839 $ 897,087 For the years ended in December 2016 and 2015, Ultra Chem Group entered into the following related party transactions: 2016 Ultra Chem Chem Servicios Global Chem Services: Sale/purchase of inventories $ 1,157,435 $ - $ 1,157,435 Administrative services 4,058,653 4,193,380 134,727 2015 Ultra Chem Chem Servicios Global Chem Services: Sale/purchase of inventories $ 1,111,431 $ - $ 1,111,431 Administrative services 3,942,428 4,094,160 151,732 Freight services 26,514 26,514 - Billed interest 7,237 7,237 - 5. Recoverable taxes Recoverable taxes at December 31, 2016 and 2015 are presented below: 2016 2015 Income taxes $ 14,343 $ 31,211 VAT receivable 817,441 838,197 $ 831,784 $ 869,408 6. Inventories A summary of amounts of inventories at December 31, 2016 and 2015 is presented below: 2016 2015 Inventories $ 8,648,460 $ 7,407,864 Obsolete inventory reserve (42,747) (42,747) Total $ 8,605,713 $ 7,365,117 The Companies directly wrote-off $92,368 and $221,098 of inventories during the fiscal years ended December 31, 2016 and 2015, respectively, due to obsolescence.

12 7. Machinery and equipment Machinery and equipment at December 31, 2016 and 2015 are presented below: 2016 2015 Machinery and plant equipment $ 160,936 $ 201,521 Vehicles 451,058 480,704 Furniture and fixtures 108,403 44,623 Computer equipment 96,930 86,373 Improvements 8,720 8,716 Total 826,047 821,937 Less accumulated depreciation (478,149) (443,340) Machinery and equipment – net $ 347,898 $ 378,597 Depreciation expense for the years ended December 31, 2016 and 2015 was $119,828 and $114,239, respectively. 8. Borrowings Since February 13, 2008, Ultra Chem has a short-term loan with Banco Nacional de México S.A. de C.V. the borrowing amount as of December 31, 2014, was $382,676 (USD equivalent). Additionally on December 11 and 16, 2014, Ultra Chem subscribed three notes payable for the amount of $1,017,998 total (USD equivalent) $339,333 (USD equivalent) each one, at a stated interest rate of 7%. On May 20, 2015, Ultra Chem signed a contract with Banco Nacional de México S.A. de C.V. in which the short-term loan was converted into a line of credit up to $1,441,770 (USD equivalent as of December 31, 2015) with a maturity date of May 27, 2016. In May 2016, the limit was increased up to $1,623,579 (USD equivalent). The annual interest rate was TIIE (Interbank equilibrium rate by its acronym in Spanish) plus an applicable margin of 4.0% for fiscal year ended December 31, 2015. The balance of this line of credit was paid in full in December 2016. The outstanding borrowing balances for this line of credit as of December 31, 2015 was $437,119 and weighted average interest rate of 7.42%. On April 1, 2016, Ultra Chem signed a line of credit with Banco del Bajío, S.A. up to $242,014 (USD equivalent) with a due date up to three years from the date of the first draw. The interest rate may be fixed or variable based on the agreement reached at the time of each draw. For fixed rates the bank will determine the percentage, and variable rates will be based on TIIE plus a margin determined at the date of the draw. The outstanding borrowing balance for this line of credit as of December 31, 2016 was $173,141 (USD equivalent) with an interest rate of TIIE (not to exceed 8.0%) plus a margin of 6.8% resulting in a weighted average interest rate of 11.6%. 9. Employee Benefits Information related to Chem Servicios’ seniority premium benefits and statutorily mandated severance benefits is as follows: Chem Servicios uses as its measurement date for its seniority premium and severance benefits, December 31.

	Seniority Premium Benefits 2016	2015	Severance Benefits 2016	2015
As of December 31:				
Accumulated benefit obligation	$ 39,266	$ 36,221	$ 47,249	$ 45,807
Change in benefit obligation:				
Benefit obligation at				
Beginning of year	$ 36,221	$ 37,643	$ 45,807	$ 43,465
Service cost	5,263	6,289	4,952	5,594
Interest cost	2,233	2,700	2,658	2,988
Actuarial (gain) loss	2,317	(3,467)	2,136	2,991
Exchange rate	(6,768)	(6,944)	(8,304)	(9,231)
Benefit obligation at end of year	$ 39,266	$ 36,221	$ 47,249	$ 45,807

Amounts recognized in accumulated other comprehensive income consist of:

	Seniority Premium Benefits 2016	2015	Severance Benefits 2016	2015
Net actuarial loss (gain)	$ 2,317	$ (3,467)	$ 2,136	$ 2,991

Net periodic benefits cost is comprised as follows:

	Seniority Premium Benefits 2016	2015	Severance Benefits 2016	2015
Components of net periodic Benefits cost:				
Service cost	$ 5,263	$ 6,289	$ 4,952	$ 5,594
Interest cost	2,233	2,700	2,658	2,988
Net periodic benefits cost	$ 7,496	$ 8,989	$ 7,610	$ 8,582

	Seniority Premium Benefits 2016	2015	Severance Benefits 2016	2015
Weighted-average assumptions used to determine benefit obligations as of December 31:				
Discount rate	6.5%	6.8 %	6.5%	6.8 %
Rate of compensation increase	7.0%	7.0 %	7.0%	7.0 %

10. Stockholders' equity

Common stock consists of fixed and variable social parts. As of December 31, 2016 and 2015, the fixed common stock is $1,112,664. Variable capital may be increased without limitation.

During the fiscal year 2015, Chem Servicios carried out an increase in common stock for the amount of $2,827 due to partners' contribution.

During the fiscal year 2015, Global Chem carried out an increase in common stock for the amount of $5,915 due to partners' contribution.

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14 11. Income taxes The statutory income tax rate in Mexico is 30%, in Guatemala is 25% and in Costa Rica is 30%. Income tax expense (benefit) for the years ended December 31, 2016 and 2015 was comprised of the following: 2016 2015 Current income tax expense $ 2,220,385 $ 1,227,827 Deferred income tax benefit (86,390) (4,112) Total $ 2,133,995 $ 1,223,715 The effective income tax rate for the years ended December 31, 2016 and 2015, differs from the Mexican statutory income tax rate as follows: 2016 2015 Statutory income tax rate 30% 30% Non-deductible expenses 4% 6% Inflation gain recorded for tax purposes (2%) (1%) Other effects in changes in tax law 4% 4% Effective tax rate 36% 39% 2016 2015 As of December 31, 2016 and 2015, the deferred taxes are as follows: Accounts receivable $ 217,394 $ 135,131 Inventory 12,824 12,824 Employee benefits 25,954 24,608 Total deferred tax asset $ 256,172 $ 172,563 Uncertain tax positions - The Companies had no uncertain tax positions for the fiscal years ended December 31, 2016 and 2015. 12. Commitments, contingencies and litigation Operating Leases We are a lessee of office buildings, transportation equipment, and warehouses under operating lease agreements that expire at various dates. Rent expense was $798,862 and $732,997 for the fiscal years ended December 31, 2016 and 2015, respectively. Future minimum non-cancellable rental payments as of December 31, 2016 are as follows: 2017 $ 775,352 2018 421,501 2019 397,532 2020 138,018 2021 - Thereafter - Total $ 1,732,403 From time to time, we are involved in certain litigation and claims incidental to our business. We do not believe, based on currently available information, that these matters will have a material adverse effect on our financial position, results of operations, or cash flows.

15 13. Subsequent events In March 2017, Ultra Chem paid off the outstanding balance of the line of credit with Banco del Bajío, S.A. and the line of credit was closed.